Intermec, Inc. 6001 36PthP Avenue West Everett, WA 98203-1264 HTUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Kevin McCarty
Director, Investor Relations
Intermec, Inc.
425-265-2472
HTUkevin.mccarty@intermec.comUTH

INTERMEC REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

▪	Q4 Revenue of $179.1 Million, up 13% sequentially
▪	Gross Margin of 39.7% up 1.1 Percentage Points sequentially
▪	Earnings from Continuing Operations result in GAAP EPS of $0.10
▪	Earnings from Continuing Operations result in Adjusted EPS of $0.12, excluding restructuring

EVERETT, Wash. – February 4, 2010 – Intermec, Inc. (NYSE: IN) today announced financial results for its fourth quarter, which ended December 31, 2009.

Fourth quarter 2009 revenues were $179.1 million and net earnings from continuing operations were $6.0 million, or $0.10 per diluted share, compared to 2008 fourth quarter revenues of $221.5 million and net earnings from continuing operations of $9.3 million, or $0.15 per diluted share.

“Intermec delivered sequential growth with fourth quarter revenue and earnings above our guidance,” said Patrick J. Byrne, Intermec President and CEO, “With our lowered break-even point, new products and expanded channel we are well positioned for the market recovery.”

The following table presents our GAAP earnings before taxes, net earnings, and diluted earnings per share all from continuing operations as reported for the fourth quarters of 2009 and 2008, and as adjusted by excluding the impact of restructuring charges.

	Quarter Ended December 31, 2009			Quarter Ended December 31, 2008
($ in millions, except per share amounts)	Earnings from continuing operations before taxes	Net earnings from continuing operations	Diluted earnings per share from continuing operations	Earnings from continuing operations before taxes	Net earnings from continuing operations	Diluted earnings per share from continuing operations
Earnings as reported	$7.4	$6.0	$0.10	$8.5	$9.3	$0.15
Restructuring charges	1.9	1.6	0.02	2.4	1.6	0.03
Earnings as adjusted	$9.3	$7.6	$0.12	$10.9	$10.9	$0.18

Excluding these charges the non-GAAP adjusted net earnings from continuing operations for the fourth quarter of 2009 were $7.6 million, or $0.12 per diluted share, as described in the Non-GAAP (Adjusted) Financial Measures section of this release.

Operating profits from continuing operations for the fourth quarter of 2009 were $7.3 million, or 4.1% of total revenue compared with $7.6 million, or 3.4% of total revenue, in the fourth quarter of 2008.  Excluding the impact of restructuring charges the non-GAAP adjusted operating profits from continuing operations were $9.3 million, or 5.2% of total revenue compared with $10.0 million, or 4.5% of total revenue, in the fourth quarter of 2008.

Full year 2009 revenues were $658.2 million and net loss from continuing operations was ($10.9) million or ($0.17) per diluted share. Full year 2009 results included pre-tax restructuring charges of $20.6 million or $0.22 per diluted share.

Full year 2008 revenues were $890.9 million and net earnings from continuing operations were $35.7 million, or $0.58 per diluted share. Full year 2008 results included pre-tax restructuring charges of $5.7 million or $0.06 per diluted share.

The following table presents our GAAP earnings before taxes, net earnings, and diluted earnings per share all from continuing operations as reported for full years 2009 and 2008, and as adjusted by excluding the impact of restructuring charges.

	Year Ended December 31, 2009			Year Ended December 31, 2008
($ in millions, except per share amounts)	(Loss) earnings from continuing operations before taxes	Net (loss) earnings from continuing operations	Diluted (loss) earnings per share from continuing operations	Earnings from continuing operations before taxes	Net earnings from continuing operations	Diluted earnings per share from continuing operations
Earnings as reported	$(19.1)	$(10.9)	$(0.17)	$49.3	$35.7	$0.58
Restructuring charges	20.6	13.5	0.22	5.7	3.7	0.06
Earnings as adjusted	$1.5	$2.6	$0.05	$55.0	$39.4	$0.64

Excluding these charges the non-GAAP adjusted net earnings from continuing operations for full year 2009 were $2.6 million, or $0.05 per diluted share, as described in the Non-GAAP (Adjusted) Financial Measures section of this release.

Fourth Quarter 2009 Operating Performance

▪	Total revenues of $179.1 million were down 19% from the prior-year quarter, down 22% when adjusting for currency translation. Sequentially, total revenues increased by 13%.

▪
Geographically, compared to the prior-year quarter, revenues in North America declined 33%. In Europe, Middle East and Africa (EMEA) revenues declined 8%, down 16% when adjusting for currency translation. Latin America increased 43%, while Asia Pacific (APAC) was virtually flat.

Sequentially, revenues in North America increased 4%, EMEA increased 17%, Latin American increased 78%, and APAC decreased 12%.

▪	From a product line perspective, compared to the prior-year quarter, Systems and Solutions revenue decreased 28%, Printer and Media revenue declined 5% and Service revenue was down 4%.

Sequentially, Systems and Solutions revenue increased 14%, Printer and Media revenue increased 9% and Service revenue improved by 13%.

▪
Gross profit margins of 39.7% increased 0.5 percentage points over the prior-year period. Product gross margins of 38.3% decreased 0.2 percentage points compared to the fourth quarter of 2008. Service gross margins of 45.3% increased 2.6 percentage points over the fourth quarter of 2008.

Sequentially, total gross profit margins increased 1.1 percentage points, product gross margins increased 1.3 percentage points and service gross margins increased 0.6 percentage points.

▪
Operating expenses excluding restructuring charges of $1.9 million were $61.9 million in the quarter, lower by 19% compared to $76.8 million in the fourth quarter 2008 excluding comparable restructuring charges of $2.4 million. Total operating expenses for these same periods were $63.8 million and $79.2 million, respectively.

▪
During the quarter, the company recorded a favorable resolution of a federal tax audit. This adjustment was the primary factor which reduced our normalized tax provision to $1.4 million for the quarter. In the fourth quarter of 2008, the company recorded favorable tax adjustments of approximately $4.0 million as a result of the company’s new manufacturing structure and future foreign income expectations. This adjustment more than offset our normalized tax provision which resulted in a tax benefit of $0.8 million for the prior year quarter.

▪
Operating cash flow was $3.3 million for the quarter and $21.4 million for the full year, including restructuring payment impacts of $19.0 million. The Company’s cash, cash equivalents, and short-term investments remained essentially flat at $238.2 million for the quarter. The Company has no debt.

Outlook – First Quarter 2010

Intermec announced its financial guidance for the first quarter of 2010.

▪	Q1’10 Revenues are expected to be within a range of $155 to $165 million, compared to Q1’09 Revenues of $163 million.

▪	Q1’10 Earnings per share are expected to be within a range of ($0.01) to $0.03 per diluted share from continuing operations on a GAAP basis, compared to Q1’09 GAAP EPS loss of ($0.17).

▪	Excluding restructuring charges of approximately $2 million, Q1’10 earnings per share on a Non-GAAP basis are expected to be $0.01 to $0.05, compared to Q1’09 Non-GAAP basis an EPS loss of ($0.08).

Conference Call Information

Intermec will hold its conference call on February 4, 2010 at 5 p.m. ET (2 p.m. PT).  The dial-in number for participants is (517) 308-9381 (US and International); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at HTUwww.intermec.com/InvestorRelationsUTH
###

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for earnings (loss) from continuing operations before taxes, net (loss) earnings, and earnings (loss) per diluted share. It also includes an outlook for the first quarter 2010 non-GAAP (adjusted) earnings from continuing operations per diluted share.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit HTUwww.intermec.comUTH or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the first quarter of 2010 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties which may cause our actual results to differ materially from the discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

INTERMEC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	December	December	December	December
	31, 2009	31, 2008	31, 2009	31, 2008
Revenues
Product	$141,778	$182,670	$519,603	$738,426
Service	37,348	38,790	138,602	152,457
Total revenues	179,126	221,460	658,205	890,883

Costs and expenses
Cost of product revenues	87,545	112,374	331,128	448,216
Cost of service revenues	20,430	22,239	78,519	87,881
Research and development	14,213	17,212	59,566	67,899
Selling, general and administrative	47,687	59,590	187,867	232,983
Restructuring	1,947	2,411	20,577	5,748
Flood related charge	-	-	-	1,122
Total costs and expenses	171,822	213,826	677,657	843,849

Operating profit (loss) from continuing operations	7,304	7,634	(19,452)	47,034
Interest income	385	1,067	1,312	4,787
Interest expense	(282)	(229)	(995)	(2,520)
Earnings (loss) from continuing operations before income taxes	7,407	8,472	(19,135)	49,301
Income tax expense (benefit)	1,400	(808)	(8,263)	13,615
Earnings (loss) from continuing operations	6,007	9,280	(10,872)	35,686
Loss from discontinued operations, net of tax	(971)	-	(971)	-
Net earnings (loss)	$5,036	$9,280	$(11,843)	$35,686

Basic earnings (loss) per share
Continuing operation	$0.10	$0.15	$(0.17)	$0.58
Discontinued operation	(0.02)	-	(0.02)	-
Net earnings (loss) per share	$0.08	$0.15	$(0.19)	$0.58

Diluted earnings (loss) per share
Continuing operation	$0.10	$0.15	$(0.17)	$0.58
Discontinued operation	(0.02)	-	(0.02)	-
Net earnings (loss) per share	$0.08	$0.15	$(0.19)	$0.58

Shares used in computing basic earnings (loss) per share	61,788	61,374	61,644	61,183
Shares used in computing diluted earnings (loss) per share	61,954	61,652	61,644	61,658

INTERMEC, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$201,884	$221,335
Short-term investments	36,301	156
Accounts receivable, net of allowance for doubtful accounts
and sales returns of $10,333 and $10,789	106,890	138,549
Inventories, net	102,637	116,949
Current deferred tax assets	51,140	56,295
Other current assets	16,826	14,405
Total current assets	515,678	547,689

Property, plant and equipment, net	37,383	41,348
Other acquired intangibles, net	2,587	3,521
Deferred tax assets	182,457	167,834
Other assets	34,404	29,503
Total assets	$772,509	$789,895

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$103,707	$112,772
Payroll and related expenses	20,683	24,799
Deferred revenue	39,038	38,712
Total current liabilities	163,428	176,283

Long-term deferred revenue	22,010	25,980
Pension and other postretirement benefits liability	81,897	92,129
Other long-term liabilities	14,891	13,747

Commitments

Shareholders' equity
Common stock (250,000 shares authorized, 62,203 and 61,766 shares issued and outstanding)	622	618
Additional paid-in-capital	703,590	694,296
Accumulated deficit	(174,245)	(162,402)
Accumulated other comprehensive loss	(39,684)	(50,756)
Total shareholders' equity	490,283	481,756
Total liabilities and shareholders' equity	$772,509	$789,895

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2009	2008
Cash and cash equivalents at beginning of the year	$221,335	$237,247

Cash flows from operating activities of continuing operations:
Net (loss) earnings	(11,843)	35,686
Loss from discontinued operations	971	-
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities
Depreciation and amortization	15,913	16,493
Deferred taxes	(12,169)	9,759
Stock-based compensation and other	7,875	7,027
Excess tax benefit from stock-based payment arrangements	-	(937)
Changes in operating assets and liabilities:
Accounts receivable	31,211	52,938
Inventories	13,972	(7,781)
Accounts payable and accrued expenses	(8,959)	(25,853)
Payroll and related expenses	(4,116)	(7,371)
Deferred revenue	(4,160)	(3,740)
Other operating activities	(7,332)	(5,733)
Net cash provided by operating activities of continuing operations	21,363	70,488

Cash flows from investing activities:
Additions to property, plant and equipment	(11,038)	(13,766)
Purchases of investments	(35,790)	(760)
Sale of investments	-	28,515
Proceeds from sale of property, plant and equipment	1,867	5,497
Capitalized patent legal fees	(4,704)	(3,637)
Other investing activities	(100)	600
Net cash (used in) provided by investing activities	(49,765)	16,449

Cash flows from financing activities:
Repayment of debt	-	(100,000)
Excess tax benefit from stock-based payment arrangements	-	937
Other financing activities	2,150	7,097
Net cash provided by (used in) financing activities	2,150	(91,966)

Effect of exchange rate changes on cash and cash equivalents	6,801	(10,883)

Resulting decrease in cash and cash equivalents	(19,451)	(15,912)

Cash and cash equivalents at end of the year	$201,884	$221,335

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended						Three Months Ended
	December	Non-GAAP	Adjusted December	December	Non-GAAP	Adjusted December	September	Non-GAAP	Adjusted September
	31, 2009	Adjustments	31, 2009	31, 2008	Adjustments	31, 2008	27, 2009	Adjustments	27, 2009
Revenues
Product	$141,778		$141,778	$182,670		$182,670	$125,822		$125,822
Service	37,348		37,348	38,790		38,790	32,969		32,969
Total revenues	179,126		179,126	221,460		221,460	158,791		158,791
Costs and expenses
Cost of product revenues	87,545		87,545	112,374		112,374	79,289		79,289
Cost of service revenues	20,430		20,430	22,239		22,239	18,239		18,239
Research and development	14,213		14,213	17,212		17,212	14,065		14,065
Selling, general and administrative	47,687		47,687	59,590		59,590	44,460		44,460
Restructuring	1,947	$(1,947)	-	2,411	$(2,411)	-	2,703	$(2,703)	-
Total costs and expenses	171,822	(1,947)	169,875	213,826	(2,411)	211,415	158,756	(2,703)	156,053
Operating profit from continuing operations	7,304	1,947	9,251	7,634	2,411	10,045	35	2,703	2,738
Interest income	385		385	1,067		1,067	325		325
Interest expense	(282)		(282)	(229)		(229)	(261)		(261)
Earnings from continuing operations before income taxes	7,407	1,947	9,354	8,472	2,411	10,883	99	2,703	2,802
Income tax expense (benefit)	1,400	319	1,719	(808)	782	(26)	35	963	998
Earnings from continuing operations	6,007	1,628	7,635	9,280	1,629	10,909	64	1,740	1,804
Loss from discontinued operations, net of tax	(971)	-	(971)	-	-	-	-	-	-
Net earnings	$5,036	$1,628	$6,664	$9,280	$1,629	$10,909	$64	$1,740	$1,804

Basic earnings (loss) per share
Continuing operation	$0.10	$0.02	$0.12	$0.15	$0.03	$0.18	$0.00	$0.03	$0.03
Discontinued operation	(0.02)	-	(0.02)	-	-	-	-	-	-
Net earnings per share	$0.08	$0.02	$0.10	$0.15	$0.03	$0.18	$0.00	$0.03	$0.03

Diluted earnings (loss) per share
Continuing operation	$0.10	$0.02	$0.12	$0.15	$0.03	$0.18	$0.00	$0.03	$0.03
Discontinued operation	(0.02)	-	(0.02)	-	-	-	-	-	-
Net earnings per share	$0.08	$0.02	$0.10	$0.15	$0.03	$0.18	$0.00	$0.03	$0.03
Shares used in computing basic earnings (loss) per share	61,788	61,788	61,788	61,374	61,374	61,374	61,714	61,714	61,714
Shares used in computing diluted earnings (loss) per share	61,954	61,954	61,954	61,652	61,652	61,652	62,062	62,062	62,062

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(Unaudited, amounts in thousands except per share amounts)

	Twelve Months Ended
	December	Non-GAAP	Adjusted December	December	Non-GAAP	Adjusted December
	31, 2009	Adjustments	31, 2009	31, 2008	Adjustments	31, 2008
Revenues
Product	$519,603		$519,603	$738,426		$738,426
Service	138,602		138,602	152,457		152,457
Total revenues	658,205		658,205	890,883		890,883

Costs and expenses
Cost of product revenues	331,128		331,128	448,216		448,216
Cost of service revenues	78,519		78,519	87,881		87,881
Research and development	59,566		59,566	67,899		67,899
Selling, general and administrative	187,867		187,867	232,983		232,983
Restructuring	20,577	$(20,577)	-	5,748	$(5,748)	-
Flood related charge	-		-	1,122		1,122
Total costs and expenses	677,657	(20,577)	657,080	843,849	(5,748)	838,101

Operating (loss) profit from continuing operations	(19,452)	20,577	1,125	47,034	5,748	52,782
Interest income	1,312		1,312	4,787		4,787
Interest expense	(995)		(995)	(2,520)		(2,520)
(Loss) earnings from continuing operations before income taxes	(19,135)	20,577	1,442	49,301	5,748	55,049
Income tax (benefit) expense	(8,263)	7,052	(1,211)	13,615	2,004	15,619
(Loss) earnings from continuing operations	(10,872)	13,525	2,653	35,686	3,744	39,430
Loss from discontinued operations, net of tax	(971)	-	(971)	-	-	-
Net (loss) earnings	$(11,843)	$13,525	$1,682	$35,686	$3,744	$39,430

Basic (loss) earnings per share
Continuing operation	$(0.17)	$0.22	$0.05	$0.58	$0.06	$0.64
Discontinued operation	(0.02)	-	(0.02)	-	-	-
Net (loss) earnings per share	$(0.19)	$0.22	$0.03	$0.58	$0.06	$0.64

Diluted (loss) earnings per share
Continuing operation	$(0.17)	$0.22	$0.05	$0.58	$0.06	$0.64
Discontinued operation	(0.02)	-	(0.02)	-	-	-
Net (loss) earnings per share	$(0.19)	$0.22	$0.03	$0.58	$0.06	$0.64

Shares used in computing basic (loss) earnings per share	61,644	61,644	61,644	61,183	61,183	61,183
Shares used in computing diluted (loss) earnings per share	61,644	61,884	61,884	61,658	61,658	61,658

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK FOR THE QUARTER ENDED MARCH 28, 2010
(Unaudited)

Diluted (loss) earnings per share

As reported	$(0.01) to 0.03
Restructuring charge	0.02
As adjusted	$0.01 to 0.05

INTERMEC, INC.
SUPPLEMENTAL SALES INFORMATION
(Unaudited, amounts in thousands)

	Three Months Ended					Three Months Ended
	December 31, 2009	Percent of Revenues	December 31, 2008	Percent of Revenues	Percent Change in Revenues	September 27, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$100.7	56.2%	$139.5	63.0%	-27.8%	$88.1	55.5%	14.3%
Printer and media	41.1	23.0%	43.2	19.5%	-4.9%	37.7	23.7%	9.0%
Total product	141.8	79.2%	182.7	82.5%	-22.4%	125.8	79.2%	12.7%
Service	37.3	20.8%	38.8	17.5%	-3.9%	33.0	20.8%	13.0%
Total revenues	$179.1	100.0%	$221.5	100.0%	-19.1%	$158.8	100.0%	12.8%

	Twelve Months Ended
	December 31, 2009	Percent of Revenues	December 31, 2008	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$368.2	55.9%	$542.1	60.8%	-32.1%
Printer and media	151.4	23.0%	196.3	22.0%	-22.9%
Total product	519.6	78.9%	738.4	82.8%	-29.6%
Service	138.6	21.1%	152.5	17.2%	-9.1%
Total revenues	$658.2	100.0%	$890.9	100.0%	-26.1%

	Three Months Ended					Three Months Ended
	December 31, 2009	Percent of Revenues	December 31, 2008	Percent of Revenues	Percent Change in Revenues	September 27, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$92.3	51.5%	$137.0	61.9%	-32.6%	$89.0	56.0%	3.7%
Europe, Middle East and Africa	53.4	29.8%	58.3	26.3%	-8.4%	45.9	28.9%	16.3%
All others	33.4	18.7%	26.2	11.8%	27.5%	23.9	15.1%	39.7%
Total revenues	$179.1	100.0%	$221.5	100.0%	-19.1%	$158.8	100.0%	12.8%

	Twelve Months Ended
	December 31, 2009	Percent of Revenues	December 31, 2008	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$373.2	56.7%	$492.8	55.3%	-24.3%
Europe, Middle East and Africa	186.8	28.4%	290.4	32.6%	-35.7%
All others	98.2	14.9%	107.7	12.1%	-8.8%
Total revenues	$658.2	100.0%	$890.9	100.0%	-26.1%